Exhibit 99.1
Workday Announces Fiscal 2025 Fourth Quarter and Full Year Financial Results

Fiscal Fourth Quarter Total Revenues of $2.211 Billion, Up 15.0% Year Over Year
Subscription Revenues of $2.040 Billion, Up 15.9% Year Over Year

Fiscal Year 2025 Total Revenues of $8.446 Billion, Up 16.4% Year Over Year
Subscription Revenues of $7.718 Billion, Up 16.9% Year Over Year
Operating Cash Flows of $2.461 Billion, Up 14.5% Year Over Year

PLEASANTON, Calif., February 25, 2025 – Workday, Inc. (NASDAQ: WDAY), the AI platform for managing people and money, today announced results for the fiscal 2025 fourth quarter and full year ended January 31, 2025.

Fiscal 2025 Fourth Quarter Results

•Total revenues were $2.211 billion, an increase of 15.0% from the fourth quarter of fiscal 2024. Subscription revenues were $2.040 billion, an increase of 15.9% from the same period last year.
•Operating income was $75 million, or 3.4% of revenues, compared to an operating income of $79 million, or 4.1% of revenues, in the same period last year. Operating income in the fourth quarter of fiscal 2025 was impacted by restructuring expenses of $75 million. Non-GAAP operating income for the fourth quarter was $584 million, or 26.4% of revenues, compared to a non-GAAP operating income of $462 million, or 24.0% of revenues, in the same period last year.1
•Diluted net income per share was $0.35, compared to diluted net income per share of $4.42 in the fourth quarter of fiscal 2024. Net income per share in the fourth quarter of fiscal 2025 was impacted by restructuring expenses of $75 million, while the prior year period benefited from a $1.1 billion release of the valuation allowance related to U.S. federal and state deferred tax assets. Non-GAAP diluted net income per share was $1.92, compared to non-GAAP diluted net income per share of $1.57 in the same period last year.1

Fiscal Year 2025 Results

•Total revenues were $8.446 billion, an increase of 16.4% from fiscal 2024. Subscription revenues were $7.718 billion, an increase of 16.9% from the prior year.
•Operating income was $415 million, or 4.9% of revenues, compared to an operating income of $183 million, or 2.5% of revenues, in fiscal 2024. Operating income in fiscal 2025 was impacted by restructuring expenses of $84 million. Non-GAAP operating income was $2.186 billion, or 25.9% of revenues, compared to a non-GAAP operating income of $1.741 billion, or 24.0% of revenues, in the prior year.1
•Diluted net income per share was $1.95, compared to diluted net income per share of $5.21 in fiscal 2024. Net income per share in fiscal 2025 was impacted by restructuring expenses of $84 million, while the prior year benefited from a $1.1 billion release of the valuation allowance related to U.S. federal and state deferred tax assets. Non-GAAP diluted net income per share was $7.30, compared to non-GAAP diluted net income per share of $5.90 in the same period last year.1
•12-month subscription revenue backlog was $7.63 billion, up 15.2% from the same period last year. Total subscription revenue backlog was $25.06 billion, increasing 19.7% year-over-year.
•Operating cash flows were $2.461 billion compared to $2.149 billion in the prior year. Free cash flows were $2.192 billion compared to $1.917 billion in the prior year.1
•Workday repurchased approximately 2.9 million shares of Class A common stock for $700 million as part of its share repurchase programs.
•Cash, cash equivalents, and marketable securities were $8.02 billion as of January 31, 2025.

1See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

Comments on the News

“Our fourth quarter performance is a testament to Workday’s value proposition as organizations seek to boost productivity, run more efficiently, and deliver incredible employee experiences,” said Carl Eschenbach, CEO, Workday. “Workday’s unified platform gives customers the ultimate advantage—helping them unlock value faster, reduce total cost of ownership, and harness the power of AI across our best-in-class HR and finance solutions.”

“Our fourth quarter results were driven by solid performance across key growth areas of the business, including continued momentum with our full suite and financials products, growing demand for our AI SKUs, and strong execution across industry verticals,” said Zane Rowe, CFO, Workday. “We continue to expect fiscal 2026 subscription revenue of $8.800 billion, representing 14% growth, and we now expect fiscal 2026 non-GAAP operating margin of approximately 28.0%. We are focused on investing to support long-term growth, while driving efficiencies in the business.”

Recent Highlights

•Workday announced the Workday Agent System of Record, which will enable organizations to manage their entire fleet of AI agents in one place. Workday also announced new role-based Illuminate agents for Payroll, Contracts, Financial Auditing, and Policy.
•Workday named Gerrit Kazmaier as president, product and technology, and announced Sayan Chakraborty’s retirement from the company.
•Workday is now used by more than 11,000 organizations around the world, including approximately 30% of the Forbes Global 2000.
•Workday welcomed new core customers including First-Citizens Bank & Trust, St. Louis County, UnityPoint Health, and Vermont State College System and expanded existing relationships with Aon, Sallie Mae Bank, Sutter Health, and Toyota.
•Workday added new strategic partnerships with Randstad and TechWolf, and added five new Workday Wellness partners, including MetLife.
•Workday hosted Rising EMEA, the company’s annual EMEA user conference with more than 5,000 attendees, and unveiled new Illuminate capabilities in Workday Peakon Employee Voice to unlock deeper and faster employee insights with AI.
•Workday announced the availability of Workday Student in Australia and New Zealand, marking the product’s first global launch outside of North America.
•KLAS Research named Workday as Best in KLAS 2025 in enterprise resource planning (ERP) for large organizations for the eighth year in a row.

Financial Outlook

Workday is providing guidance for the fiscal 2026 first quarter ending April 30, 2025 as follows:
•Subscription revenue of $2.050 billion, representing growth of 13%
•Non-GAAP operating margin of 28.0%1

Workday is providing guidance for the fiscal 2026 full year ending January 31, 2026 as follows:
•Subscription revenue of $8.800 billion, representing growth of 14%
•Non-GAAP operating margin of 28.0%1

1The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to stock-based compensation and its related tax effects, acquisition-related costs, and restructuring costs.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2025 fourth quarter and full year financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Workday

Workday is the AI platform that helps organizations manage their most important assets – their people and money. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 11,000 organizations around the world and across industries – from medium-sized businesses to more than 60% of the Fortune 500. For more information about Workday, visit workday.com.

© 2025 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s first quarter and full year fiscal 2026 subscription revenue and non-GAAP operating margin, growth, momentum, demand, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) privacy concerns and evolving domestic or foreign laws and regulations; (iv) the impact of continuing global economic and geopolitical volatility on our business, as well as on our customers, prospects, partners, and service providers; (v) any loss of key employees or the inability to attract, train, and retain highly skilled employees; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) our reliance on our network of partners to drive additional growth of our revenues; (viii) the regulatory, economic, and political risks associated with our domestic and international operations; (ix) adoption of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as our customers’ and users’ satisfaction with the deployment, training, and support services they receive; (x) the regulatory risks related to new and evolving technologies such as AI and our ability to realize a return on our development efforts; (xi) our ability to realize the expected business or financial benefits of any acquisitions of or investments in companies; (xii) delays or reductions in information technology spending; (xiii) adverse litigation results; and (xiv) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	As of January 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,543	$2,012
Marketable securities	6,474	5,801
Trade and other receivables, net	1,950	1,639
Deferred costs	267	232
Prepaid expenses and other current assets	311	255
Total current assets	10,545	9,939
Property and equipment, net	1,239	1,234
Operating lease right-of-use assets	336	289
Deferred costs, noncurrent	561	509
Acquisition-related intangible assets, net	361	233
Deferred tax assets	1,039	1,065
Goodwill	3,478	2,846
Other assets	418	337
Total assets	$17,977	$16,452
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$108	$78
Accrued expenses and other current liabilities	296	287
Accrued compensation	578	544
Unearned revenue	4,467	4,057
Operating lease liabilities	99	89
Total current liabilities	5,548	5,055
Debt, noncurrent	2,984	2,980
Unearned revenue, noncurrent	80	70
Operating lease liabilities, noncurrent	279	227
Other liabilities	52	38
Total liabilities	8,943	8,370
Stockholders’ equity:
Common stock	0	0
Additional paid-in capital	11,463	10,400
Treasury stock	(1,308)	(608)
Accumulated other comprehensive income (loss)	84	21
Accumulated deficit	(1,205)	(1,731)
Total stockholders’ equity	9,034	8,082
Total liabilities and stockholders’ equity	$17,977	$16,452

Workday, Inc.
Condensed Consolidated Statements of Operations
(in millions, except number of shares which are reflected in thousands and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Revenues:
Subscription services	$2,040	$1,760	$7,718	$6,603
Professional services	171	162	728	656
Total revenues	2,211	1,922	8,446	7,259
Costs and expenses (1):
Costs of subscription services	343	272	1,266	1,031
Costs of professional services	197	189	803	740
Product development	673	635	2,626	2,464
Sales and marketing	629	558	2,432	2,139
General and administrative	219	189	820	702
Restructuring (2)	75	0	84	0
Total costs and expenses	2,136	1,843	8,031	7,076
Operating income	75	79	415	183
Other income (expense), net	45	59	223	173
Income before provision for (benefit from) income taxes	120	138	638	356
Provision for (benefit from) income taxes	26	(1,050)	112	(1,025)
Net income	$94	$1,188	$526	$1,381
Net income per share, basic	$0.35	$4.52	$1.98	$5.28
Net income per share, diluted	$0.35	$4.42	$1.95	$5.21
Weighted-average shares used to compute net income per share, basic	265,837	263,102	265,257	261,344
Weighted-average shares used to compute net income per share, diluted	270,007	268,843	269,205	265,285

(1) Costs and expenses include share-based compensation expense as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Costs of subscription services	$37	$31	$145	$120
Costs of professional services	28	28	114	116
Product development	173	159	670	653
Sales and marketing	83	70	310	282
General and administrative	68	58	272	245
Restructuring (2)	8	0	8	0
Total share-based compensation expense	$397	$346	$1,519	$1,416
(2) In February 2025, Workday announced a restructuring plan (“Fiscal 2026 Restructuring Plan”) intended to prioritize its investments and continue advancing Workday’s ongoing focus on durable growth. The plan is now expected to reduce Workday’s current workforce by approximately 8%. In connection with the plan, Workday expects to exit certain owned office space. During the three and twelve months ended January 31, 2025, Workday recorded expenses of $65 million for employee transition, severance payments, employee benefits, and share-based compensation expense under the Fiscal 2026 Restructuring Plan. Additionally, during the three and twelve months ended January 31, 2025, Workday recorded exit charges of $10 million and $19 million, respectively, associated with office space reductions under a separate restructuring plan.

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$94	$1,188	$526	$1,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91	72	326	282
Share-based compensation expense	397	346	1,519	1,416
Amortization of deferred costs	66	57	251	213
Non-cash lease expense	26	24	103	96
Losses on investments, net	10	3	16	19
Accretion of discounts on marketable debt securities, net	(23)	(38)	(113)	(149)
Deferred income taxes	(4)	(1,063)	33	(1,058)
Other	15	7	18	(17)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(550)	(415)	(313)	(87)
Deferred costs	(160)	(159)	(337)	(342)
Prepaid expenses and other assets	(8)	(9)	50	69
Accounts payable	28	(9)	25	(72)
Accrued expenses and other liabilities	95	124	(41)	(95)
Unearned revenue	1,036	868	398	493
Net cash provided by operating activities	1,113	996	2,461	2,149
Cash flows from investing activities:
Purchases of marketable securities	(1,652)	(1,404)	(4,786)	(6,150)
Maturities of marketable securities	866	923	3,846	4,519
Sales of marketable securities	158	51	273	144
Capital expenditures	(87)	(48)	(269)	(232)
Business combinations, net of cash acquired	0	0	(825)	(8)
Purchase of other intangible assets	0	0	(3)	(10)
Purchases of non-marketable equity and other investments	(12)	(5)	(22)	(16)
Sales and maturities of non-marketable equity and other investments	0	2	5	2
Net cash used in investing activities	(727)	(481)	(1,781)	(1,751)
Cash flows from financing activities:
Repurchases of common stock	(102)	(139)	(700)	(423)
Proceeds from issuance of common stock from employee equity plans	80	81	186	177
Taxes paid related to net share settlement of equity awards	(132)	(9)	(636)	(22)
Net cash used in financing activities	(154)	(67)	(1,150)	(268)
Effect of exchange rate changes	(1)	0	0	(1)
Net increase (decrease) in cash, cash equivalents, and restricted cash	231	448	(470)	129
Cash, cash equivalents, and restricted cash at the beginning of period	1,323	1,576	2,024	1,895
Cash, cash equivalents, and restricted cash at the end of period	$1,554	$2,024	$1,554	$2,024

Workday, Inc.
Reconciliations of GAAP to Non-GAAP Data

Reconciliations of Workday’s GAAP to non-GAAP operating results are included in the following tables (in millions, except number of shares which are reflected in thousands, percentages, and per share data). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Non-GAAP operating income
Operating income	$75	$79	$415	$183
Share-based compensation expense (1)	389	346	1,511	1,416
Employer payroll tax-related items on employee stock transactions	19	20	76	66
Amortization of acquisition-related intangible assets	22	16	79	75
Acquisition-related costs	4	1	21	1
Restructuring costs	75	0	84	0
Non-GAAP operating income	$584	$462	$2,186	$1,741

Non-GAAP operating margin (2)
Operating margin	3.4%	4.1%	4.9%	2.5%
Share-based compensation expense (1)	17.6%	18.0%	17.9%	19.5%
Employer payroll tax-related items on employee stock transactions	0.8%	1.0%	0.9%	0.9%
Amortization of acquisition-related intangible assets	1.0%	0.8%	0.9%	1.1%
Acquisition-related costs	0.2%	0.1%	0.2%	0.0%
Restructuring costs	3.4%	0.0%	1.1%	0.0%
Non-GAAP operating margin	26.4%	24.0%	25.9%	24.0%

Non-GAAP diluted net income per share (2)(3)
Diluted net income per share	$0.35	$4.42	$1.95	$5.21
Share-based compensation expense (1)	1.44	1.29	5.61	5.34
Employer payroll tax-related items on employee stock transactions	0.07	0.07	0.28	0.25
Amortization of acquisition-related intangible assets	0.08	0.06	0.29	0.28
Acquisition-related costs	0.02	0.00	0.08	0.00
Restructuring costs	0.28	0.00	0.31	0.00
Losses on strategic investments, net	0.04	0.01	0.07	0.07
Income tax effects	(0.36)	(4.28)	(1.29)	(5.25)
Non-GAAP diluted net income per share	$1.92	$1.57	$7.30	$5.90
(1)The share-based compensation expense lines in the GAAP to non-GAAP reconciliation tables above exclude share-based compensation expense of $8 million related to restructuring initiatives for the three and twelve months ended January 31, 2025. This expense is included in the Restructuring costs lines.
(2)Operating margin and diluted net income per share are calculated using unrounded data.
(3)For the three months ended January 31, 2025, GAAP and non-GAAP diluted net income per share were calculated based upon 270,007 diluted weighted-average shares of common stock. For the three months ended January 31, 2024, GAAP and non-GAAP diluted net income per share were calculated based upon 268,843 diluted weighted-average shares of common stock. For the fiscal year ended January 31, 2025, GAAP and non-GAAP diluted net income per share were calculated based upon 269,205 diluted weighted-average shares of common stock. For the fiscal year ended January 31, 2024, GAAP and non-GAAP diluted net income per share were calculated based upon 265,285 diluted weighted-average shares of common stock.

Reconciliation of Workday’s GAAP cash flows from operating activities to non-GAAP free cash flow is as follows (in millions). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$1,113	$996	$2,461	$2,149
Less: Capital expenditures	(87)	(48)	(269)	(232)
Free cash flows	$1,026	$948	$2,192	$1,917

About Non-GAAP Financial Measures

Change in Non-GAAP Financial Measures

Effective beginning fiscal 2025, Workday excludes certain acquisition-related costs, restructuring costs, and gains and losses on strategic investments from its non-GAAP results as these items may vary from period to period independent of the operating performance of Workday’s business. Prior period amounts have been recast to conform to this presentation.

Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, the following non-GAAP financial measures are disclosed: non-GAAP operating income, non-GAAP operating margin, non-GAAP diluted net income per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, and restructuring costs. Non-GAAP diluted net income per share differs from GAAP in that it excludes share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, restructuring costs, gains and losses on strategic investments, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expense. Share-based compensation primarily consists of non-cash expenses for employee restricted stock units and our employee stock purchase plan. Although share-based compensation is an important aspect of the compensation of our employees and executives, this expense is determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expense is not reflective of the value ultimately received by the grant recipients.
•Employer payroll tax-related items on employee stock transactions. We exclude the employer payroll tax-related items on employee stock transactions in order to show the full effect that excluding share-based compensation expense has on our operating results. Similar to share-based compensation expense, this tax expense is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

•Amortization of acquisition-related intangible assets. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of the related amortization can vary significantly and are unique to each acquisition and thus we do not believe this activity is reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP financial measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Acquisition-related costs. Acquisition-related costs include direct transaction costs, such as due diligence and advisory fees, and certain compensation and integration-related expenses. We exclude the effects of acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and do not correlate to the operation of our business.
•Restructuring costs. Restructuring costs are associated with a formal restructuring plan and are primarily related to employee severance, the closure of facilities, and cancellation of certain contracts. We exclude these expenses because they are not reflective of ongoing business and operating results.
•Gains and losses on strategic investments. Our strategic investments include investments in early stage companies that are valuable to Workday customers and complementary to Workday products. Gains and losses on strategic investments may result from observable price adjustments and impairment charges on non-marketable equity securities, ongoing mark-to-market adjustments on marketable equity securities, and the sale of equity investments. We do not rely on these securities to fund our ongoing operations nor do we actively trade publicly held securities, and therefore we do not consider the gains and losses on these strategic investments to be reflective of our ongoing operations.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three year financial projection that excludes the direct impact of the items excluded from GAAP income in calculating our non-GAAP income. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2026 and 2025, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, with regards to free cash flows, Workday’s management believes that reducing cash provided by operating activities by capital expenditures is meaningful to investors and others because it provides an enhanced view of cash flow generation from the ongoing operations of our business, and it balances operating results, cash management, and capital efficiency.

The use of these non-GAAP measures have certain limitations as they do not reflect all items of expense or cash that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
ir@workday.com

Media Contact:
media@workday.com